UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 20, 2003


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
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        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.


On February 20, 2003, Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), announced that the Company and Arthur Andersen LLP ("Andersen") have terminated Andersen's lease (the "Lease") for 579,982 square feet contained in the Company's office property located at 33 West Monroe Street, Chicago, Illinois (the "Property"). In connection with the termination of the Lease, Andersen is paying the Company a $32.4 million lease termination fee. In addition, Andersen previously paid rent for January 2003. The Company has agreed with the first mortgage lender on the property to use the lease termination fee and certain additional funds derived from the Property, to repay $7.0 million of the first mortgage loan on the Property, and to place $26.6 million in escrow with the first mortgage lender to be used by the Company for
(ii) future leasing costs relating to the Property, and (ii) up to $8.1 million of future operating deficits (including the payment of debt service) at the Property.

In connection with the termination of Andersen's lease, the Company has entered into new leases for an aggregate of 61,114 square feet, with 19,450 square feet being leased to Shipnow, Inc. for an approximately ten year term, and the remaining 41,574 of space being leased to two tenants for terms of approximately two years.

The  Company  issued a Press  Release  on  February  20,  2003  relating  to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirely, is attached to this Form 8-K as Exhibit No. 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits:

                 Exhibit
                   No.              Description
                   ---              -----------
                   99.1             Press Release of Prime Group Realty Trust
                                    dated February 20, 2003.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PRIME GROUP REALTY TRUST


Dated: February 20, 2003                    By:    /s/  Louis G. Conforti
                                                   ----------------------

                                                   Louis G. Conforti
                                                   Co-President and
                                                   Chief Financial Officer

                                EXHIBIT NO. 99.1




FOR IMMEDIATE RELEASE --
THURSDAY, FEBRUARY 20, 2003

            PRIME GROUP REALTY TRUST ENTERS INTO $32.4 MILLION LEASE TERMINATION AGREEMENT WITH ARTHUR ANDERSEN AT 33 W. MONROE ST.



Chicago, IL. February 20, 2003 - Prime Group Realty Trust (NYSE: PGE) (the "Company") announced today that the Company and Arthur Andersen LLP ("Andersen") have entered into an agreement terminating Andersen's lease for 579,982 square feet contained in the Company's office property located at 33 West Monroe Street, Chicago, Illinois. Andersen is paying the Company a $32.4 million lease termination fee. In addition, Andersen has paid rent for January, 2003. The Company has agreed to use the lease termination fee and certain additional funds derived from the property, to repay indebtedness of $7.0 million, and to place $26.56 million in escrow with the first mortgage lender to be used by the Company for property operating and retenanting costs.

In connection with the termination of Andersen's lease, the Company has entered into new leases for an aggregate of 61,114 square feet, with 19,450 square feet being leased to Shipnow, Inc. for an approximately ten year term, and the remaining 41,574 of space being leased to two tenants for terms of approximately two years.

 "We believe that this advantageous settlement with Andersen allows us to aggressively release this space, which was previously leased to Andersen at below-market rents." stated Stephen J. Nardi, the Company's Chairman of the Board. Mr. Nardi added, "This settlement with Andersen enables the Company to repay indebtedness and escrow funds for future leasing costs relating to the property. We feel it is yet another positive step by the Company in its continuing efforts to create value for its shareholders."

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 15 office properties, including the recently completed Bank One Corporate Center in downtown Chicago, containing an aggregate of 7.8 million net rentable square feet and 30 industrial properties containing an aggregate of 3.9 million net rentable square feet. In addition, the Company owns 202.1 acres of developable land and joint venture interests in two office properties containing an aggregate of 1.3 million net rentable square feet.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:

 Stephen J. Nardi                  Louis G. Conforti
 Chairman of the Board             Office of the President
 312/917-1300                      Chief Financial Officer
                                   312/917-1300